EXHIBIT 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, McDATA Corporation, a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the “Registration Statement”) for the registration of shares of Class B Common Stock, $.01 par value of the Company in connection with the Employee Stock Purchase Plan (the “Plan”), on terms generally described in the Plan; and

     WHEREAS, each of the undersigned is an Officer or Director, or both, of the Company as indicated below each signature;

     NOW, THEREFORE, each of the undersigned constitutes and appoints John A. Kelley, Jr., Ernest J. Sampias and Thomas O. McGimpsey, and each of them, as attorneys for him or her and in his name, place, and stead, and in his capacity as an Officer or Director, as the case may be, of the Company, to execute and file such Registration Statement, and thereafter to execute and file any amended registration statement or statements or supplements thereto, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 1st day of August, 2002.

/s/ John A. Kelley, Jr. John A. Kelley, Jr.	President and Chief Executive Officer

/s/ Ernest J. Sampias Ernest J. Sampias	Chief Financial Officer and Vice President of Finance

/s/ John F. McDonnell John F. McDonnell	/s/ John W. Gerdelman John W. Gerdelman

/s/ Charles C. Johnston Charles C. Johnston	/s/ D. Van Skilling D. Van Skilling

/s/ Thomas M. Uhlman Thomas M. Uhlman	/s/ Lawrence G. Walker Lawrence G. Walker

/s/ John A. Kelley John A. Kelley	/s/ Betsy Atkins Betsy Atkins